                                                                    EXHIBIT 10.4

                             CARSDIRECT.COM, INC.

                    CHRISTINE BUCKLIN EMPLOYMENT AGREEMENT

     This Agreement is entered into as by and among CarsDirect.com, Inc. (the "Company") and Christine Bucklin (the "Employee") this 4th day of November, 1999.

     WHEREAS, the Company desires to retain Employee on a full-time basis in the capacity of Chief Operating Officer of the Company, and Employee desires to accept such employment; and

     WHEREAS the parties desire and agree to enter into an employment relationship by means of this Agreement;

     NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

     1.   Term. Employee's employment with the Company pursuant to this
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Agreement shall commence on November 4, 1999 (the "Employment Commencement Date"). This Agreement shall remain effective for 48 months from the Employment Commencement Date.

     2.   Position and Duties. Employee shall be employed as Chief Operating
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Officer of the Company, reporting to the Chief Executive Officer and assuming and discharging such responsibilities as are commensurate with Employee's position. Employee shall perform her duties faithfully and to the best of her ability and shall devote her full business time and effort to the performance of her duties hereunder (except for any consulting for Bll Gross' idealab!).

     3.   Compensation.
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          (a)  Base Salary. While employed by the Company hereunder, Employee
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shall receive a minimum annual base salary of $150,000, payable in accordance with the Company's normal payroll practices. Notwithstanding the foregoing, upon the effectiveness of a fully underwritten initial public offering of the Company's equity securities pursuant to a registration statement filed with the Securities and Exchange Commission (an "IPO"), Employee's base salary shall be increased to $187,500. A review of Employee's salary shall be given each year on the anniversary of the Employment Commencement Date.

          (b)  Common Stock Option. On the Employment Commencement Date, the
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Company shall grant Employee options under the Company's 1998 Stock Plan to purchase (i) up to 500,000 shares of the Company's Common Stock at an exercise price per Share of $1.50 (the "Common Option" or "Common Shares") and (ii) Employee shall be granted 25,000 options each quarter of the fiscal year beginning on the Employment Commencement Date for four quarters (a total of 100,000 options) based on quarterly goals as reasonably determined by the Chief Executive Officer of the Company (the "Subsequent Options"). Subject to accelerated vesting as provided elsewhere in this Agreement, the Common Shares (or restricted stock subject thereto) shall be vested with respect to 25,000 Common Shares on the Employment Commencement Date, shall vest as to an additional 50,000 Common Shares upon the date that is six months following the Employment Commencement Date and shall vest as to an additional 6.0714% of the Common Shares originally subject to the Option each full three months thereafter, so as to be 100% vested on the date that is four years after the Employment Commencement Date. In the event of an IPO, the Common Option (or restricted stock subject thereto) shall accelerate vesting as to 7.85% of the Common Shares originally subject to the Option, and shall thereafter continue to vest at the same rate as prior to the IPO. The Subsequent Options shall vest quarterly on a pro rata basis over a four year period, except that the Subsequent Options shall be subject to accelerated vesting as provided elsewhere in this Agreement. All vesting provided for in this paragraph is subject to Employee remaining an employee, consultant or member of the Board of the Company on each such vesting date. The Common Option and Subsequent Options may be exercised prior to its vesting, including by means of a promissory note bearing the lowest rate which will not subject Employee to recognizing imputed taxable income, subject to Employee entering into the Company's form of Restricted Stock Purchase Agreement which provides the Company with the right to purchase unvested shares at the original exercise price in the event of Employee's termination. The Common Option and Subsequent Options shall be subject to the terms and conditions of the Company's 1998 Stock Plan and the stock option agreements. To the extent the Common Option has not been exercised prior to the IPO, following the IPO the Company agrees to promptly register the exercise and potential resale of the shares subject to the Common Option on a Form S-8 with the Securities and Exchange Commission, and to maintain the effectiveness of such registration statement during the term of this Agreement and for 12 months thereafter.

     4.   Other Benefits. Employee shall be entitled to participate in the
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employee benefit plans and programs of the Company, if any, to the extent that her position, tenure, salary, age, health and other qualifications make her eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto, on the same terms as other senior executives of the Company, including without limitation, any car program generally available to senior executives. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

     5.   Expenses. The Company shall reimburse Employee for reasonable travel,
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entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     6.   Confidential Information. Employee agrees to maintain the
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confidentiality of all confidential and proprietary information of the Company and agrees to enter into the CarsDirect.com, Inc. Employment, Confidential Information and Inventions Assignment Agreement.

     7.   Severance. Employee agrees that notwithstanding the term of this
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Agreement set forth in Section 1, her sole remedy for termination of employment under this Agreement are the severance benefits and payments provided for in this Section 7.

          (a)  Upon Involuntary Termination Without Cause in Year 1. Subject to
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Section 8, in the event that Employee's employment is terminated by the Company for reasons other than "Cause" (as defined in Section 9) prior to the first anniversary of the Employment Commencement Date, then Employee shall be entitled to receive the following benefits from the Company:

               (i)   Salary Continuation. Continuation of Employee's Base Salary
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(as defined in Section 9) for a period of nine (9) months following Employee's termination of employment ("9 Months' Severance Pay"). All such severance payments shall be paid in accordance with the Company's normal payroll practices. Such continuation of Base Salary shall be in lieu of any and all severance payments which Employee is entitled to receive on the date of Employee's termination of employment pursuant to any Company severance and benefit plans and practices or pursuant to other agreements with the Company.

               (ii)  Benefits. The Company shall pay Employee's premiums for
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continuation coverage under title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA") for health, dental and vision insurance in the same proportion as it pays group health, dental and vision insurance premiums for active senior executives (i.e., the Company and the Employee shall pay the same portion of the total premiums as if Employee was an active senior executive). If such coverage included Employee's dependents immediately prior to Employee's termination, such dependents shall also be covered. The Company shall pay such premium amounts until the earlier of (i) nine (9) months following the date of Employee's termination, or (ii) the date upon which Employee and her covered dependents become covered under another employer's group health, dental and vision insurance plans. For purposes of COBRA, the date of the qualifying event for Employee and her dependents shall be the date of Employee's termination of employment by the Company. The benefits specified under this paragraph are referred to herein as "9 Months' COBRA Benefits."

               (iii) Stock Option Vesting Acceleration. The Common Stock Option
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and Subsequent Options (or restricted stock subject thereto) shall have its vesting accelerated so as to be vested as to 35% of the Common Shares originally subject thereto.

               (iv)  Post-Termination Option Exercisability. The post-
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termination exercise period with respect to vested shares under the Common Stock Option and Subsequent Options shall automatically be extended to 12 months following the date of termination of employment (the "12-Month Post Termination Exercisability Benefit").

          (b)  Other Termination During Year 1. If, during the period ending on
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the first anniversary of the Employment Commencement Date, Employee's employment is terminated by the Company for Cause, or by Employee for any reason (except during the one year period following a "Change of Control," as defined herein, which is covered by Section 7(e) hereof), including death or disability, then Employee shall not be entitled to receive severance or other benefits pursuant to Section 7(a), but may be eligible for those benefits (if any) as may then be established under the

Company's severance and benefit plans and policies existing at the time of such termination, or with respect to death or disability, as specified under Sections 10 and 11 hereof.

          (c)  Upon Involuntary Termination Without Cause After Year 1 (Except
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During the One Year Period Following a Change of Control). Subject to Section 8,
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in the event that Employee's employment is terminated by the Company for reasons other than "Cause" (as defined herein) on or after the first anniversary of the Employment Commencement Date (except during the one year period following a "Change of Control," as such term is defined herein), then Employee shall be entitled to receive (i) 9 Months' Severance Pay, (ii) 9 Months' COBRA Benefits,
(iii) the 12-Month Post-Termination Exercisability Benefit, and (iv) accelerated vesting with respect to the shares (including restricted stock) covered by the Common Option and Subsequent Options to the same extent as if Employee had remained employed with the Company through the end of the quarter (with respect to the Employment Commencement Date), and in no event shall it be vested on the date of such termination of employment, in total, as to less than 35% of the shares originally subject to such options.

          (d)  Other Termination Following Year 1 (Except During the One Year
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Period Following a Change of Control). If, following the first anniversary of
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the Employment Commencement Date and during the term of this Agreement (except during the one year period following a Change of Control, which is covered in
Section 7(e) hereof), Employee's employment is terminated by the Company for Cause, or by Employee for any reason, including death or disability, then Employee shall not be entitled to receive severance or other benefits pursuant to Section 7(c), but may be eligible for those benefits (if any) as may then be established under the Company's severance and benefit plans and policies existing at the time of such termination, or with respect to death or disability, as specified under Sections 10 and 11 hereof.

          (e)  Within 1 Year Following a Change of Control, Upon Involuntary
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Termination Without Cause or a Voluntary Resignation Within 60 days of a
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Constructive Termination. Subject to Section 8, in the event that Employee's
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employment is terminated by the Company for reasons other than Cause or by Employee within 60 days following the occurrence of a "Constructive Termination" (as defined in Section 9) during the period commencing upon a Change of Control and ending one year later, then Employee shall be entitled to receive (i) 9 Months' Severance Pay, (ii) 9 Months' COBRA Benefits, (iii) the 12-Month Post-Termination Exercisability Benefit, and (iv) accelerated vesting with respect to 50% of the shares (including restricted stock) covered by the Common Option and the Subsequent Options that are not vested on the date of termination of employment.

          (f)  Other Termination During the One Year Period Following a Change
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of Control. If, during the one year period following a Change of Control,
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Employee's employment is terminated by the Company for Cause, or by Employee for any reason, other than within 60 days following a Constructive Termination, or by virtue of Employee's death or disability, then Employee shall not be entitled to receive severance or other benefits pursuant to Section 7, but may be eligible for those benefits (if any) as may then be established under the Company's severance and benefit plans and policies existing at the time of such termination, or with respect to death or disability, as specified under Sections 10 and 11 hereof.

          (g)  No Mitigation. Employee shall not be required to mitigate the
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value of any severance payments or benefits contemplated by Section 7 of this Agreement, nor shall any such payments or benefits be reduced by any earnings or benefits that the Employee may receive from any other source.

     8.   Covenant Not to Compete. In the event Employee breaches the provisions
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of this Section 8, the severance benefits under Section 7 above shall immediately terminate and Employee shall cease to earn or be entitled to any additional payments under this Agreement.

          (a)  Covenant Not to Compete. Until the end of the nine month period
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following the date of Employee's termination triggering the provision of severance benefits under Section 7 above, Employee will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages or participates anywhere in the world in selling automobiles on the Internet. Ownership of less than 3% of the outstanding voting stock of a publicly traded corporation will not constitute a violation of this provision.

          (b)  Representations. The parties intend that the covenant contained
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in Section 8(a) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the world. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part thereof, shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced.

          (c)  Reformation. In the event that the provisions of this Section 8
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should ever be deemed to exceed the time or geographic limitations, or scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

          (d)  Reasonableness of Covenants. Employee represents that she (i) is
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familiar with the covenants not to compete, and (ii) is fully aware of her obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     9.   Definitions.
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          (a)  Base Salary. "Base Salary" shall mean Employee's annual Company
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salary at the rate in effect immediately preceding Employee's date of termination with the Company.

          (b)  Cause. "Cause" shall mean (i) Employee's commission of an act of
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fraud or embezzlement upon the Company; (ii) Employee's being convicted of or pleading guilty or nolo contendere to a felony involving fraud, dishonesty or moral turpitude,
(iii) Employee's willful and continued failure to perform substantially Employee's material duties with the Company (other than failure resulting from incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after written demand for substantial performance is delivered to Employee by the Board of Directors which specifically identifies the manner in which the Board of Directors believes Employee has not substantially performed her duties; provided, however, that with respect to clause (iii), such failure shall not constitute Cause if it is cured by Employee within thirty (30) days following delivery to Employee of a written explanation specifying the basis for the Company's beliefs with respect to such clause.

          (c)  Change of Control. "Change of Control" shall mean (i) the
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consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or (iii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors""shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (ii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company

          (d)  Constructive Termination. "Constructive Termination" shall mean
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(i) the assignment to Employee of duties not commensurate with her status as Chief Operating Officer, or any material reduction of the Employee's duties, authority or responsibilities or any reduction, whether material or not, in Employee's title, relative to the Employee's duties, authority, responsibilities or title as in effect immediately prior to such reduction, except if agreed to in writing by the Employee; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the consummation of a "Change of Control," (for example, if the Company becomes a division of the acquiring company in a Change of Control and Employee remains Chief Operating Officer of the division of and is not made Chief Operating Officer of the Acquirer shall not by itself constitute a "Constructive Termination" unless, notwithstanding the title of divisional Chief Operating Officer, there is a material reduction of Employee's duties, authority or responsibilities with respect to the division, whether material or not, relative to Employees duties, authority and responsibilities as in effect prior to such reduction), (ii) any breach by the Company of the terms of this Agreement, (iii) any reduction in Employee's compensation, including, without limitation, a reduction in Base Salary, or (iv) the relocation of the Employee to a facility or a location more than fifty (50) miles from the Employee's then present location, without the Employee's written consent; provided, however, that such actions shall not constitute Constructive Termination if they are cured by the Company within thirty (30) days following delivery to the Company of a written explanation specifying the basis for the Employee's beliefs with respect to such Constructive Termination events.

     10.  (a)  Total Disability of Employee. Upon Employee's becoming
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permanently and totally disabled (as defined below) during the term of this Agreement, employment hereunder shall automatically terminate, all payments of compensation by the Company to Employee hereunder shall immediately terminate (except as to amounts already earned) and all vesting of the Employee's Common and Subsequent Options and restricted stock shall immediately cease; provided, however, that upon the date of such termination of employment the Common and Subsequent Options shall have their vesting accelerated to the same extent as they would have vested had Employee remained employed by the Company through the date of the next anniversary of the Employment Commencement Date, and in no event shall they be vested on the date of termination of employment, in total, as to less than 35% of the shares originally subject to such options. Moreover, the Company agrees, at its own expense, to maintain a disability policy covering all executives. Such policy will include a differentiated "top tier" coverage feature which will provide for a higher payment level for the Employee than for other executives in the Company. For the purposes of this Agreement, disability shall mean the absence of Employee from her duties with the Company on a full-time basis for a period of six months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or her legal representative (such agreement as to acceptability not be withheld unreasonably).

          (b)  Temporary Disability of Employee. In the event that Employee
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becomes temporarily disabled, Employee's salary and benefits and vesting shall continue for a period of nine weeks, if after such nine week period Employee remains temporarily disabled, the Board of Directors shall determine whether Employee has become totally disabled and subject to Section 10 hereof.

     11.  Death of Employee. If Employee dies while employed by the Company
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pursuant to this Agreement, all payments of compensation by the Company to Employee hereunder shall immediately terminate (except as to amounts already earned, which shall be paid to her estate) and all vesting of the Employee's Stock Options and Restricted Stock shall immediately cease. Employee shall be reimbursed for premiums paid on a life insurance policy for $1.75 million dollars payable to beneficiaries as designated by Employee.

     12.  Arbitration.
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          (a) Employee agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by expedited, binding arbitration to be held in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company agrees to advance Employee all costs, including attorney's fees, relating to such arbitration. Employee agrees to reimburse the Company for such costs in the event the arbitrator determines that the Company has not breached this Agreement in such a manner as to give rise to financial damages to the Employee in an amount greater than $5,000.

          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     13.  Right to Advice of Counsel. Employee acknowledges that he has had the
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right to consult with counsel and is fully aware of her rights and obligations under this Agreement.

     14.  Successors.
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          (a)  Company's Successors. Any successor to the Company (whether
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direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company," as applicable, shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors. Without the written consent of the
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Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     15.  Notice Clause. All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest.

     16.  Governing Law. This Agreement shall be governed by and construed in
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accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

     17.  Severability. The invalidity or unenforceability of any provision of
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this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

     18.  Integration. This Agreement, the Common Option agreement, the
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Subsequent Option agreements and the Employment, Confidential Information and Inventions Assignment Agreement represent the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     19.  Taxes. All payments made pursuant to this Agreement shall be subject
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to withholding of applicable income and employment taxes.

     20.  Legal Fee Reimbursement. The Company agrees to directly pay Employees
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legal fees associated with reasonable entering into this Agreement up to $5,000 upon receiving invoices for such services.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officers, as of the day and year first above written.

                                             CARSDIRECT.COM, INC.

                                              /s/ Robert N. Brisco
                                             __________________________________
                                             Robert Brisco
                                             Chief Executive Officer


                                             EMPLOYEE:

                                              /s/ Christine Bucklin
                                             __________________________________
                                             Christine Bucklin